Exhibit 22

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES VEDDER PRICE (CA), LLP Michael J. Quinn, Bar No. 198349 mquinn@vedderprice.com Marie E. Christiansen, Bar No. 325352 mchristiansen@vedderprice.com 1925 Century Park East, Suite 1900 Los Angeles, California 90067 T: +1 424 204 7700 F: +1 424 204 7702 Attorneys for the Board Defendants UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC., Plaintiffs, vs. SINDLEV, et al., Defendants. Case No. 2:24-cv-00645-HDV-MRW Hon. Hernan D. Vera BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS AGAINST PLAINTIFFS AND PLAINTIFFS COUNSEL [Filed concurrently with Declaration of Michael J. Quinn and Objections to Declaration of Megan A. Maitia] Date: April 25, 2024 Time: 10:00 a.m. Courtroom: 5B

TABLE OF CONTENTS Page - i - 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES I. INTRODUCTION ........................................................................................... 1 II. ARGUMENT .................................................................................................. 2 A. Plaintiffs Opposition Misconstrues The Fundamental Precept of Delaware Law That Filing This Derivative Action Immediately After Making A Pre-Suit Demand Is Improper .................................... 2 B. Board Defendants Cited Applicable Ninth Circuit Precedent Holding That Plaintiffs Are Not Suitable Derivative Plaintiffs Given Their Ongoing Litigations Against Renovaro ............................ 6 C. Plaintiffs Filed This Action in an Improper Forum .............................. 8 D. Any Purported Amendments By Plaintiffs Could Not Cure The Fundamental Defects In This Lawsuit .................................................. 9 III. CONCLUSION ............................................................................................. 10

BOARD DEFENDANTS MOTION FOR SANCTIONS ii 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES TABLE OF AUTHORITIES Page(s) Cases Dahle v. Pope, No. 2019-0136, 2020 WL 504982 (Del. Ch. Jan. 31, 2020) ........................ 2, 4, 5 Hornreich v. Plant Indus., Inc., 535 F.2d 550 (9th Cir. 1976) ................................................................................ 7 Larson v. Dumke, 900 F.2d 1363 (9th Cir. 1990) .............................................................................. 7 Lee v. Fisher, 70 F.4th 1129 (9th Cir. 2023) ........................................................................... 8, 9 Solak ex rel Ultragenyx Pharm. Inc. v. Welch, 2019 WL 5588877 (Del. Ch. Oct. 30, 2019) ........................................................ 3 Statutes Delaware General Corporation Law § 115 ................................................................ 8 Securities Exchange Act of 1934 ............................................................................... 8 Other Authorities FED. R. CIV. P. 11 .................................................................................................. 1, 6 FED. R. CIV. 23.1 ....................................................................................................... 7

BOARD DEFENDANTS MOTION FOR SANCTIONS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES I. INTRODUCTION Defendants Rene Sindlev, Mark Dybul, Gregg Alton, Carol Brosgart, Henrik Grønfeldt-Sørensen, James Sapirstein, and Jayne McNicols (collectively, the Board Defendants) motion for sanctions pursuant to Fed. R. Civ. P. 11 against Plaintiffs Weird Science LLC (Weird Science) and William Anderson Wittekind (Wittekind, together with Weird Science, Plaintiffs) (the Motion) set out multiple bright-line legal defects that preclude Plaintiffs purported shareholders derivative suit. These defects include Plaintiffs violation of the fundamental precept of Delaware law that a derivative shareholder plaintiff who makes a demand on the board of directors has no right to file suit unless and until the board refuses their demand, Plaintiffs inability to serve as derivative plaintiffs suing for the benefit of Renovaro while there are multiple other actions pending in which Plaintiffs are adverse to Renovaro, and a contractual forum selection clause that requires Plaintiffs claims be filed in courts located in Delaware. Each of these well-established legal principles set forth by the Board Defendants motion is supported by copious analogous legal authorities from Delaware and the Ninth Circuit Court of Appeals. Plaintiffs Opposition, on the other hand, devotes very little space to addressing these fundamental legal questions regarding the validity of their lawsuit at this juncture. Rather, most of the Opposition simply lays out irrelevant and misleading background facts and allegations, many of which took place after the filing of this lawsuit and therefore have no bearing on the propriety of this lawsuit at the time it was filed, and which, in any event, fail to rebut the legal defects in Plaintiffs filings.1 Where Plaintiffs do bother to address the legal defects in their 1 Plaintiffs devote much of their Opposition to the recitation of these mostly irrelevant background facts that they claim justify their lawsuit, or at least weigh against the imposition of sanctions. Most of these irrelevant facts are not worth addressing in this Reply, but there are some critical misrepresentations in the Opposition that will be addressed within the applicable Argument sections.

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 2 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES lawsuit, they mischaracterize the issues entirely, and the scant legal support provided does not justify this Court disregarding the well-established legal principles raised in the Board Defendants Motion. In short, after Plaintiffs failed TRO, during which the legal defects raised in the Motion were first brought to Plaintiffs attention, the Board Defendants gave Plaintiffs and their counsel the opportunity to do the right thing and withdraw their defective Complaint while the Renovaro Board conducted an investigation of Plaintiffs accusations in accordance with their demand, but Plaintiffs and their counsel refused. Their insistence on maintaining this action clearly warrants the imposition of sanctions on Plaintiffs and their counsel, and the Court should grant this motion accordingly. II. ARGUMENT A. Plaintiffs Opposition Misconstrues The Fundamental Precept of Delaware Law That Filing This Derivative Action Immediately After Making A Pre-Suit Demand Is Improper A fatal, threshold defect in Plaintiffs case is their demand upon Renovaros board of directors for corrective action, followed almost immediately by the filing of this lawsuit alleging demand futility. (See Compl., ¶¶ 111-113.) This is a fundamental precept of Delaware law: Under Delaware law, a stockholder plaintiff bringing a derivative suit has two options: make a pre-suit demand on the board, or plead demand futility. The pre-suit demandif properly rejectedleads to a higher pleading burden. These options are mutually exclusive: a stockholder is not permitted to have his cake and litigate it, too. Dahle v. Pope, No. 2019-0136, 2020 WL 504982, at *1-4 (Del. Ch. Jan. 31, 2020) (emphasis added) (citing Spiegel v. Buntrock, 571 A.2d 767, 777 (Del. 1990)). In the face of this bright-line legal rule, Plaintiffs attempt to argue that the law on this issue is not so straightforward, and that, in fact, Plaintiffs January 19, 2024 letter is arguably not a pre-suit demand under the governing standard, which

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 3 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES considers whether the communication identifies the alleged wrongdoers, the alleged wrongdoing and harm to the corporation, and the legal action the stockholder wants the board to take. (Dkt. 22-1 at 14:12-19.) Plaintiffs do not even attempt to explain how their January 19, 2024 letter does not meet the governing standard for what constitutes a pre-suit demand, and instead simply claim that that they did not intend to make a demand on the Board, as if that should be the end of the inquiry. It should not. Solak ex rel Ultragenyx Pharm. Inc. v. Welch, 2019 WL 5588877, at *4-5 (Del. Ch. Oct. 30, 2019) (Delaware law prohibits a stockholder from both making a demand and pleading demand futility . . . That prohibition would become a virtual nullity if a stockholder could avoid a judicial determination that pre-suit demand was made by simply stating this is not a demand . . . .). Even a cursory review of the letter demonstrates that their claim they did not intend to make a demand is blatantly disingenuous. For starters, the letter itself is titled Demand for Corrective Action, and the first substantive paragraph of the letter states that Plaintiffs counsel is writ[ing] to demand that the Companys Board of Directors (Board) take the following immediate and corrective action to address the misconduct and corporate wrongdoing described in the attached draft Verified Derivative Stockholder Complaint. (Declaration of Michael J. Quinn (Quinn Decl.), Ex. A.) The email sent to the Renovaro Board attaching the letter also refers to it as a demand on the Renovaro Board of Directors. (Id.) Moreover, the Complaint itself describes the letter as a demand that the Board take action, in a section titled Demand and Demand Futility. (Compl. Sec. X, ¶¶ 114-16.) This is nothing less than a binding judicial admission that the January 19, 2024 letter was a demand on the board, and Plaintiffs creative description of it in the Opposition as merely a good-faith inquiry into whether litigation could be avoided before the Special Meeting deserves no credence. Indeed, no matter how artfully Plaintiffs try to describe it, Plaintiffs January 19, 2024 letter plainly meets the

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 4 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES governing standard they identified in the Opposition for what constitutes a demand under Delaware law. The letter (i) identifies the alleged wrongdoers as the individual board members, consultants, and attorneys who were ultimately named as defendants in this lawsuit, (ii) describes the alleged wrongdoing and harm to the corporation as, among other things, the alleged exploitation of material non-public information that resulted in the ill-gotten conversion of Renovaro shares and/or ill-gotten profits to defendants, and (iii) the legal action the stockholder wants the board to take, which here was not only to supplement the Proxy Statement and delay the Special Meeting, but also to disgorge any ill-gotten shares or profits and commence a legal action against K&L Gates LLP and Clayton E. Parker for legal malpractice . . . . (Quinn Decl. Ex. A; Dkt. 22-1 at 14:16-24 (citing the governing standard).) Plaintiffs additional argument that the bright-line prohibition against making a demand and then immediately filing a lawsuit alleging demand futility should not apply to them is equally unavailing. In this effort, Plaintiffs make a convoluted argument conflating the separate concepts of demand refused and demand excused in an attempt to patch together a legal framework under which their conduct would be permissible. These efforts necessarily fail. As set forth in the Motion, it is black letter Delaware law that a shareholder cannot make a pre-suit demand on the company then immediately file a lawsuit attempting to plead demand futility, which is precisely what Plaintiffs have done here. See Dkt. 18 at 6-9; Dahle, 2020 WL 504982, at *1-4. By making a pre-suit demand, Plaintiffs are deemed to have waived, as a matter of law, any argument that demand would have been futile and did not need to be made prior to filing the lawsuit (i.e., demand excused). Id. But once they made the demand that the Board take action to correct the alleged wrongdoing identified in the January 19, 2024 letter, Plaintiffs could not file their lawsuit unless and until the Board refused to take action on their demand (i.e., demand refused). Id.

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 5 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Here, Plaintiffs essentially argue that there would have been a basis for the Court to excuse the demand requirement because Plaintiffs plausibly alleged that there was reasonable doubt a majority of the Renovaro Board would respond to the demand in good faith, and therefore, the prohibition against pleading demand futility immediately after making a demand should not apply to Plaintiffs. The demand futility arguments raised by Plaintiffs are irrelevant, however, because Plaintiffs did make a demand on the Renovaro Board, so authorities in which a court excused the making of a pre-suit demand altogether have absolutely no application to the matter at hand. Having made the demand, Plaintiffs are required under Delaware law to give the Renovaro Board an opportunity to investigate their allegations and make a decision as to the corrective action demanded before they may file suit based on the same alleged misconduct.2 Dahle, 2020 WL 504982, at *1-4. Plaintiffs also attempt a meager argument that the Renovaro Board has already acted unreasonably and refused or rejected their demand, but Plaintiffs recitation of the facts in this regard is beyond misleading and fails to justify their blatant disregard of applicable Delaware law. Plaintiffs claim that [o]n January 19, 2024, Plaintiffs counsel notified Renovaros Board in writing of serious violations of the federal securities laws that were harmful to all Renovaro stockholders . . . [and] requested that the Board act to cure the [] violations before the Special Meeting, but that Plaintiffs counsel received no response from Renovaros Board until the morning of January 23, 2024, when defense counsel for the Board Defendants . . . first made themselves available. (Dkt. 22-1 at 6:6-23.) But in suggesting that the Board Defendants or their counsel unreasonably delayed responding to the demand letter, Plaintiffs fail to note for the Court that January 19, 2024 was a Friday, and that their 2 Notably, the Board has done just that and has spent the time and money to appoint a Special Committee of independent directors, which has retained counsel who has begun an investigation into Plaintiffs demands. (Quinn Decl. ¶ 3.) Yet the Board is nonetheless forced to litigate this improper action. That is precisely the harm Delaware law seeks to prevent.

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 6 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES demand letter was not sent until after close of business on the East Coast and in Europe (where defendants are located). The Board Defendants then took less than one business day to retain new counsel to represent them in this matter, which they were forced to do because Plaintiffs demand identified Renovaros corporate counsel, K&L Gates, as an intended defendant, and new counsel promptly reached out to Plaintiffs counsel to discuss the issues raised in the demand letter and draft complaint. That discussion between counsel took place first thing in the morning on January 23, 2024. Far from unreasonably delaying, the Board Defendants acted with all deliberate speed to address Plaintiffs demands and threatened litigation. Furthermore, Plaintiffs suggestion that the Renovaro Boards non-response to the letter before the January 25, 2024 Special Meeting amounts to a demand refusal is beyond ludicrous. (Dkt. 22-1 at 1:23-25.) Did Plaintiffs seriously expect the Renovaro Board to orchestrate, conduct, and conclude an independent investigation of the accusations of wrongdoing in Plaintiffs demand letter in the six days between when the letter was sent and the Special Meeting took place? Indeed, even if the Board had managed such a feat, such a truncated investigation would almost certainly be held inadequate as a matter of law. There simply is no basis for concluding that the Renovaro Boards decision to take more than six days to conduct the investigation amounts to a demand refusal. Indeed, as recognized by the Court at the TRO hearing, it was Plaintiffs who chose to file this action at such a late date after spending months preparing it. For these reasons, and those set forth in the Motion, Plaintiffs disregard of principles of Delaware law in filing this derivative suit warrants Rule 11 sanctions, and the Court should grant the Motion. B. Board Defendants Cited Applicable Ninth Circuit Precedent Holding That Plaintiffs Are Not Suitable Derivative Plaintiffs Given Their Ongoing Litigations Against Renovaro Plaintiffs argue that the Board Defendants failed to cite the correct leading

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 7 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Ninth Circuit precedent, Larson v. Dumke, 900 F.2d 1363 (9th Cir. 1990), when making their argument that Plaintiffs are not suitable derivative plaintiffs in this case in light of the multiple ongoing litigations in which they are adverse to Renovaro. (Dkt. 22-1 at 16:26-17:5.) According to Plaintiffs, Larson laid out an eight factor test that the Court should apply here when assessing whether Plaintiffs are suitable derivative plaintiffs, rather than the bright-line rule set forth in Hornreich v. Plant Indus., Inc., 535 F.2d 550 (9th Cir. 1976) and the other authorities cited by the Board Defendants. (Id.) Plaintiffs reliance on Larson is misplaced, however, and the case in no way undermines the well-established precedent in Horneich that a derivative plaintiff cannot fairly and adequately protect other shareholders if it is involved in other litigation against the company. Id; see also 5 Moores Fed. Prac. Civ. § 23.1.09[5][b] (collecting cases). Hornreich, which remains good law and was actually cited as precedent in Larson, involved a derivative action in which the derivative shareholder plaintiff was adverse to the corporation in multiple other litigations, just like the Plaintiffs here. Hornreich, 535 F.2d at 551-52. The Ninth Circuit thus affirmed the district courts dismissal of plaintiffs case on the grounds that it was an unsuitable derivative plaintiff under Federal Rule of Civil Procedure 23.1 due to, among other things, these other pending litigations. Id. at 552. In contrast, Larson did not involve a plaintiff who was adverse to the corporation in other litigations at the same time it was attempting to sue derivatively on behalf of the company. For this reason, it was not immediately clear to the court that the plaintiff was not an adequate representative, as it was in Hornreich, so the court had to establish other criteria for making that assessment when a plaintiffs sufficiency was challenged under Rule 23.1. Larson, 900 F.2d at 1367. But Larson did not in any way overrule Hornreich, which remains the standard when a derivative plaintiff is adverse to the corporation in other lawsuits. It is also worth noting that Plaintiffs are not just any other principled

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 8 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES shareholders taking a stand on behalf of the corporation. The other litigations between Plaintiffs and Renovaro involve well-founded allegations that purported derivative plaintiff Wittekind, his husband Serhat Gumrukcu, and various companies currently under their control have defrauded Renovaro of millions of dollars. (Dkt. 18 at 10:26-11:8.) It is thus clear that Plaintiffs are not normal shareholders looking out for the best interests of the company and its other shareholders. This baseless lawsuit is just another attempt to further damage Renovaro and its shareholders, either to extract even more money from the company, or to use as leverage in their other litigations. No matter which test or rule is applied, Plaintiffs cannot adequately represent the interests of the other shareholders, and as such, the Motion should be granted. C. Plaintiffs Filed This Action in an Improper Forum In opposition to the Board Defendants argument that the forum selection clause in the Merger Agreement through which Plaintiffs received their shares in Renovaro required them to file this lawsuit in a court in Delaware, Plaintiffs cite Delaware General Corporation Law § 115 and Lee v. Fisher, 70 F.4th 1129 (9th Cir. 2023) to misguidedly argue that a forum selection clause specific to shareholder litigation must have been included in Renovaros Certificate of Incorporation or Bylaws in order to be valid and enforceable. (Dkt. 22-1 at 18:4-17.) But neither of these authorities state any such thing. Lee involved a shareholders challenge to the validity of a Delaware forum-selection clause in a corporations bylaws. The court found the provision to be enforceable by way of contract-interpretation principles. Lee, 70 F.4th at 1138. In so holding, the court rejected the plaintiffs arguments that the forum selection clause in the bylaws violated the anti-waiver provision of the Securities Exchange Act of 1934 and was unenforceable under the doctrine of forum non conveniens. Id. at 1141, 1150. Lee did not in any way address the situation in this case, where Plaintiffs have

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 9 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES a separate contract with Renovaro (the Merger Agreement) containing a forum selection clause that required Plaintiffs to file any suit arising out of or relating to their ownership of Renovaro stock in a court in Delawareand Lee certainly did not hold that such contractual forum selection clauses are invalid. Thus, as set forth in the Motion, the forum selection clause in the Merger Agreement applies to this dispute, and Plaintiffs were required to file suit in Delaware. Plaintiffs clearly realize this because they are currently plaintiffs in litigation filed in Delaware against Renovaro and are represented by the same counsel. Their deliberate filing of this action in the Central District of California instead, where venue and jurisdiction are lacking, justifies the imposition of sanctions and the Court should grant the Motion. D. Any Purported Amendments By Plaintiffs Could Not Cure The Fundamental Defects In This Lawsuit Plaintiffs assert in their Opposition that the Court should deny the Motion on the additional grounds that Plaintiffs have been telling defense counsel for weeks that they intend to amend their Derivative Complaint and are on solid ground to argue demand futility and alternatively a bad-faith rejection of Plaintiffs pre-Special Meeting efforts based on the current version of the complaint, and an amended complaint would expand on these allegations. (Dkt. 22-1 at 13:19-24.) Notwithstanding that Plaintiffs have yet to file this purportedly expansive amended complaint that they claim would cure the fundamental defects in their lawsuit, despite first telling counsel for the Board Defendants of their intention to do so over two months ago, as explained above, having made a demand upon the Board for corrective action, Plaintiffs cannot allege or argue demand futility in any amended complaint. See, supra, at II.A. There simply is no way at this juncture for Plaintiffs to amend their way around their waiver, as a matter of law, of the demand futility argument by virtue of their January 19, 2024 demand letter to the Board. Delaware law is clear that at this point Plaintiffs must dismiss their lawsuit, and allow the Board

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 10 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES to investigate their allegations of wrongdoing and respond to the demand.3 Moreover, the facts which Plaintiffs intend to include in an amended complaint as demonstrating the Boards purported bad faith rejection of Plaintiffs demand are patently false. As explained above, Plaintiffs narrative about the Board Defendants and their counsels alleged unreasonable delay in responding to the demand is in no way based on the actual events that occurred. And any delay prior to the Special Meeting was entirely the fault of Plaintiffs, whose counsel acknowledged that she investigated the accusations and planned the lawsuit and TRO for over a month before finally sending the demand letter and complaint to the Renovaro Board less than one week before the Special Meeting. She then immediately filed the complaint and request for TRO after the Board told her it would need time to investigate the accusations and was not willing to capitulate to her 11th hour demand that the Special Meeting be delayed while it did so. Relatedly, counsel for the Board Defendants did not refuse[] to answer questions about the independent committee conducting the investigation (Dkt. 22-1 at 13:28-14:2.) Rather, as demonstrated in Plaintiffs counsels own declaration, Board Defendants counsel provided the information he had available at the time. Plaintiffs have not followed up with the Board seeking additional information since that discussion. III. CONCLUSION For these reasons, and those set forth in the Motion, the Court should grant the Motion and impose sanctions on Plaintiffs and their counsel. 3 Plaintiffs also criticize the Board Defendants for not agreeing to stay Plaintiffs legally defective litigation while the Board investigates. (Dkt. No. 22-1 at 13:24-25.) Notwithstanding that demand futility is not the only fundamental flaw in Plaintiffs lawsuit, and therefore, a stay would make no material difference to the outcome here, the Board Defendants are not required to give Plaintiffs time and opportunity to try to cure some of the foundational legal defects of pleadings which could not properly be filed here in the first place.

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 11 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES Dated: April 11, 2024 VEDDER PRICE (CA), LLP By:/s/ Michael J. Quinn Michael J. Quinn Marie E. Christiansen Attorneys for Board Defendants

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES CERTIFICATE OF COMPLIANCE The undersigned, counsel of record for Rene Sindlev, Mark Dybul, Gregg Alton, Carol Brosgart, Henrik Grønfeldt-Sørensen, James Sapirstein, and Jayne McNicol, certifies that this brief contains 3,598 words, which complies with the word limit of L.R. 11-6.1. Dated: April 11, 2024 VEDDER PRICE (CA), LLP By:/s/ Michael J. Quinn Michael J. Quinn Marie E. Christiansen Attorneys for Board Defendants

BOARD DEFENDANTS REPLY IN FURTHER SUPPORT OF MOTION FOR SANCTIONS 13 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VEDDER PRICE (CA), LLP ATTORNEYS AT LAW LOS ANGELES CERTIFICATE OF SERVICE I hereby certify that on April 11, 2024, I caused to be electronically filed a true and correct copy of the foregoing with the Clerk of Court using the CM/ECF system and that all counsel of record will be served via the Notice of Electronic Filing generated by CM/ECF. /s/ Michael J. Quinn . Michael J. Quinn